eMagin Corporation Announces Workforce Reduction



Hopewell Junction, N.Y., December 4, 2001 -- eMagin Corporation (AMEX:EMA), today announced a corporate restructuring. The company will be reducing its work force by approximately two-thirds to 26 people, in order to conserve cash while operating its fabrication plant to maximize potential cash flows. While the company continues to seek additional funding, the Board of Directors is considering all of the company's options, including filing for bankruptcy protection.

eMagin President and Chief Executive Officer Gary Jones commented "We believe we are taking the best possible action in the interest of all the stakeholders. These are difficult financial times. We believe that our OLED display technology has breakthrough possibilities, but we will need to properly fund the company to realize that potential."


About eMagin
A leading developer of virtual imaging technology, eMagin combines integrated circuits, microdisplays, and optics to create a virtual image similar to the real image of a computer monitor or large screen TV. These miniature, high-performance, modules provide access to information-rich text, data, and video which can facilitate the opening of new mass markets for wearable personal computers, wireless Internet appliances, portable DVD-viewers, digital cameras, and other emerging applications. eMagin's intellectual property portfolio is leveraged by key OLED technology licensed from Eastman Kodak and joint development programs with IBM and Covion, among others. OLEDs are emissive devices (i.e., they create light), as opposed to liquid crystal displays (LCDs) that require a separate light source. OLED devices use less power and are capable of high brightness and color. Because the light they emit appears equally bright from all directions, they are ideal for near to the eye applications since a small movement in the eye does not change the image. According to Stanford Resources, a leading market research firm focusing on the global electronic display industry, the worldwide market for OLED displays will grow to $1.6 billion in 2007, or 63% a year over that period. eMagin's corporate headquarters and microdisplay operations are co-located with IBM on its campus in East Fishkill, N.Y. Further information about eMagin and its virtual imaging solutions can be accessed at www.emagin.com.

Forward Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms, or other comparable terminology. These statements are only predictions. Actual events or results may differ materially from those in the forward-looking statements as a result of various important factors, including those described in the Company's most recent filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are


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reasonable,  such statements  should not be regarded as a representation  by the
Company, or any other person, that such forward-looking statements will be achieved. The business and operations of the Company are subject to substantial risks which increase the uncertainty inherent in forward-looking statements. We undertake no duty to update any of the forward-looking statements, whether as a result of new information, future events or otherwise. In light of the
foregoing,   readers  are  cautioned  not  to  place  undue   reliance  on  such
forward-looking statements.


Note to editors: eMagin is properly spelled beginning with a lower case e.


 CONTACT:

INVESTORS:

Andrew P. Savadelis
Chief Financial Officer
phone: 845-892-1968
email: asavadelis@emagin.com

Shannon Burns, Investor Relations
Weber Shandwick Worldwide
phone: 952-346-6173
email: sburns@shandwick.com

MEDIA:

Ted Mills
Weber Shandwick Worldwide
phone:   (310) 203-0550
email: tmills@webershandwick.com

Rita Chaires, Corporate Communications
email: info@emagin.com